SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 August 15, 2007


                              GULF RESOURCES, INC.
                              --------------------
             (Exact Name of Registrant as Specified in its Charter)


Delaware                           000-20936                       13-3637458
--------                           ---------                       ----------
State of                           Commission                      IRS Employer
Incorporation                      File Number                     I.D. Number


        CHEMING INDUSTRIAL PARK, UNIT - HAOYUAN CHEMICAL COMPANY LIMITED,
                     SHOUGUANG CITY, SHANDONG, CHINA 262714
                     --------------------------------------
                     Address of principal executive offices


                  Registrant's telephone number: (310)-470-2886


                               Shennan Zhong Road
                                 PO Box 031-114
                             Shenzhen, China 518000
                             ----------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01. Regulation FD Disclosure.

      The following information is furnished under Item 2.02 - Results of Operations and Financial Condition, and Item 7.01 - Regulation FD Disclosure:

      On August 15, 2007, Gulf Resources, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2007. A copy of such press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1  Gulf Resources, Inc. Announces Second Quarter 2007 Financial Results

      o     Second Quarter Revenues Increase 58% to $12.4 million

      o     Second Quarter Net Income Increases 71% to $3.1 million

      o     Company Completes 2 Key Bromine Asset Purchases


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 16, 2007

                                                     GULF RESOURCES, INC.

                                                     By: /s/ Min Yang
                                                         -----------------------
                                                         Ming Yang
                                                         Chief Executive Officer


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

                                  Exhibit Index

99.1  Press Release dated August 15, 2007: Gulf Resources, Inc. Announces Second
                                           Quarter .02007 Financial Results

      o     Second Quarter Revenues Increase 58% to $12.4 million

      o     Second Quarter Net Income Increases 71% to $3.1 million

      o     Company Completes 2 Key Bromine Asset Purchases


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